ARTICLES OF MERGER
                              (Profit Corporations)

                                     MERGING

                            DaLian Acquisition Corp.
                             (a Florida corporation)
                                   ("DaLian")

                                      into

                            China Agro Sciences Corp.
                             (a Florida corporation)
                                 ("China Agro")
                           (the surviving corporation)

      The following Articles of Merger are submitted in accordance with the Florida Business Corporation Act, pursuant to Section 607.1105, Florida Statutes.

      First: The name and jurisdiction of the surviving corporation is China Agro Sciences Corp., a Florida corporation, document number P06000034919.

      Second: The name and jurisdiction of the merging corporation is DaLian Acquisition Corp., a Florida corporation, document number P06000036261.

      Third: The Plan of Merger is attached.

      Fourth: The merger shall become effective on May 1, 2006.

      Fifth: The Plan of Merger was adopted by the shareholders of the surviving corporation on April 27, 2006.

      Sixth: The Plan of Merger was adopted by the shareholders of the merging corporation on April 27, 2006.

      IN WITNESS WHEREOF, we have hereunto set our hands this 27th day of April, 2006.

China Agro Sciences Corp.,                      DaLian Acquisition Corp.,
a Florida corporation                           a Florida corporation


/s/ Zhengquan Wang                              /s/ Carl M. Berg
-----------------------------------             -----------------------
By:      Zhengquan Wang                         By:      Carl M. Berg
Its:     President                              Its:     President

                                 PLAN OF MERGER
                               (Non Subsidiaries)

      The following Plan of Merger is submitted in compliance with Section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

      First: The name and jurisdiction of the surviving corporation is China Agro Sciences Corp., a Florida corporation, document number P06000034919.

      Second: The name and jurisdiction of the merging corporation is DaLian Acquisition Corp., a Florida corporation, document number P06000036261.

      Third: The terms and conditions of the merger are as follows:

                                    ARTICLE I

      Except as herein specifically set forth, the corporate existence of China Agro, with all its purposes, powers and objects, shall continue in effect and unimpaired by the merger, and DaLian shall be merged into China Agro and China Agro, as the corporation surviving the merger, shall be fully vested therewith, and the separate existence and corporate organization of DaLian shall cease to exist as soon as the merger shall become effective as herein provided and thereupon DaLian shall be merged into and become a single corporation, to-wit, China Agro Sciences Corp., a Florida corporation (hereinafter sometimes referred to as the "Surviving Corporation"). This Plan of Merger shall continue in effect and the merger shall become effective only if the Plan of Merger is adopted by the board of directors of both of the companies involved herein, and the shareholders of DaLian. Upon such adoption by the directors and shareholders of the corporations to this Plan of Merger, the fact shall be certified upon the agreement as required by law, and Articles of Merger filed with the Secretary of the State of Florida. The Merger shall become effective on May 1, 2006, which time is sometimes herein referred to as the "Effective Date of the Merger."

                                   ARTICLE II

      Upon the Effective Date of the Merger, the Articles of Incorporation of China Agro shall be the Articles of Incorporation of the Surviving Corporation. Said Articles of Incorporation are made a part of this Plan of Merger with the same force and effect as if set forth in full.

                                   ARTICLE III

      On the Effective Date of the Merger, the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of the constituent corporation; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of the constituent corporation, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of the constituent corporation. No liability or obligation due or to become due, claim or demand for any cause existing against either corporation, or any stockholder, officer, director or employee thereof, shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against the constituent corporation or any stockholder, officer, director or employee thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred or the Surviving Corporation may be substituted in any action or proceeding in place of any constituent corporation.

      If at any time the Surviving Corporation shall consider or be advised that any further assignment, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the constituent corporation or otherwise to carry out the provisions hereof, the proper officers and directors of the constituent corporation, as of the Effective Date of the Merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

      The total number of shares of stock which the Surviving Corporation shall have authority to issue shall be 15,000,000 shares of common stock, par value $0.0001 per share, in accordance with the Articles of Merger when filed with the Florida Secretary of State.

                                    ARTICLE V

      Upon the Effective Date of the Merger, each issued and outstanding share of common stock of DaLian shall be and become converted into one share of fully paid and nonassessable common stock $0.0001 par value, of the Surviving Corporation. Upon the surrender of such certificate to the Surviving Corporation, the transferee or other holder of the certificates surrendered shall receive in exchange therefore, a certificate or certificates of the Surviving Corporation. They will receive a total of 13,349,488 shares of the common stock of China Agro, which will be surrendered for cancellation.

                                   ARTICLE VI

      The officers and directors of China Agro at the Effective Date of the Merger shall be as follows:

Name                                                       Title
-------------------------------------------------          ------------------------------------------
Zhengquan Wang                                             Director, Chief Executive Officer, and
                                                           Chief Financial Officer

John C. Leo                                                Director and Secretary

      If after the Effective Date of the Merger, a vacancy shall exist in the board of directors of the Surviving Corporation, or in any of the offices specified above, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE VII

      All corporate acts, plans, policies, approvals and authorizations of each of the parties to this Plan of Merger, or their stockholders, boards of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the Effective Date of the Merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation, and shall be as effective and binding thereon as they were on each of the corporations. It is intended that the transaction described herein qualifies as a reorganization within the definitions of the Internal Revenue Code, as amended.

                                  ARTICLE VIII

      This Plan of Merger shall be submitted to the stockholders of DaLian as provided by the applicable laws of the State of Florida. There shall be required for the adoption of this Plan of Merger the affirmative vote of the holders of at least a majority of the capital stock outstanding of DaLian. In addition, consummation of the merger shall be subject to obtaining any consents or approvals determined by the respective Boards of Directors of the Corporations to be necessary to effect such merger.

                                   ARTICLE IX

      The Surviving Corporation hereby agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of any of the corporations that are a party to this Plan of Merger.

                                    ARTICLE X

      This Plan of Merger and the merger may be terminated and abandoned by resolutions of the Boards of Directors of the corporations involved prior to the merger becoming effective. In the event of the termination and the abandonment of the Plan of Merger and the merger pursuant to the foregoing provisions of this Plan of Merger, this Plan of Merger shall become void and of no further effect without any liability on the part of either of the constituent corporations or its stockholders or the directors or officers in respect thereof.

                                   ARTICLE XI

      This Plan of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counter parts shall together constitute but one and the same instrument.

      Fourth: Amendments to the articles of incorporation of the Surviving Corporation are as follows:

                                   "ARTICLE I

      The name of the corporation is:

            Dalian Holding Corp."

      IN WITNESS WHEREOF the parties hereto have caused this Plan of Merger to be executed, all as of the day and year first above written.

China Agro Sciences Corp.,                      DaLian Acquisition Corp.,
a Florida corporation                           a Florida corporation


/s/ Zhengquan Wang                              /s/ Carl M. Berg
-----------------------------------             -----------------------
By:      Zhengquan Wang                         By:      Carl M. Berg
Its:     President                              Its:     President

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